Exhibit 99.1

L BRANDS REPORTS RECORD FOURTH QUARTER
AND FULL-YEAR EARNINGS

- UPDATES FEBRUARY COMP GUIDANCE AND PROVIDES FIRST QUARTER
AND FULL-YEAR 2015 EARNINGS GUIDANCE -

Columbus, Ohio, Feb. 25, 2015 - L Brands, Inc. (NYSE: LB) today reported 2014 fourth quarter and full-year results.

Fourth Quarter Results
Earnings per share for the fourth quarter ended Jan. 31, 2015, increased 15% to $1.89 from $1.65 for the quarter ended Feb. 1, 2014. Fourth quarter operating income increased 11% to $957.0 million from $863.5 million last year. Net income increased 15% to $564.8 million compared to $489.6 million last year.

Net sales for the fourth quarter ended Jan. 31, 2015, were $4.069 billion, an increase of 7% compared to $3.818 billion for the quarter ended Feb. 1, 2014. Comparable store sales for the fourth quarter ended Jan. 31, 2015, increased 6%.

Full-Year Results
Earnings per share for the year ended Jan. 31, 2015, increased 15% to $3.50 from $3.05 for the year ended Feb. 1, 2014. Operating income increased 12% to $1.953 billion in 2014 from $1.743 billion in 2013. Net income in 2014 increased 15% to $1.042 billion from $903.0 million in 2013.

Net sales were $11.454 billion for the year ended Jan. 31, 2015, an increase of 6% compared to $10.773 billion for the year ended Feb. 1, 2014. Comparable store sales for the year ended Jan. 31, 2015, increased 4%.

Leslie H. Wexner, chairman and chief executive officer, commented, “We focused on the execution of fundamentals in the business in 2014, and we continued to get better throughout the year. I am optimistic heading into 2015 … we have great brands, with talented associates at every level, are well-positioned and have significant opportunities for growth.”

2015 Outlook
The company currently expects 2015 full-year earnings per share to be between $3.45 and $3.65, including earnings per share between $0.50 and $0.55 in the first quarter.

The company expects to report February comparable store sales to increase in the mid-single digit range.

VICTORIA'S SECRET / BATH & BODY WORKS / PINK / LA SENZA / HENRI BENDEL
Three Limited Parkway Columbus, OH 43230 www.LB.com

Earnings Call and Additional Information
L Brands will conduct its fourth quarter earnings call at 9 a.m. Eastern on Feb. 26. To listen, call 1-866-363-4673 (international dial-in number: 1-973-200-3978). For an audio replay, call 1-855-859-2056 (conference ID 33156271) (international replay number: 1-404-537-3406 (conference ID 33156271)) or log onto www.LB.com. Additional fourth quarter and full-year financial information is also available at www.LB.com.

ABOUT L BRANDS:
L Brands, through Victoria’s Secret, PINK, Bath & Body Works, La Senza and Henri Bendel, is an international company. The company operates 2,969 company-owned specialty stores in the United States, Canada and the United Kingdom, and its brands are sold in more than 600 additional franchised locations worldwide. The company’s products are also available online at www.VictoriasSecret.com, www.BathandBodyWorks.com, www.HenriBendel.com and www.LaSenza.com.
Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
L Brands, Inc. cautions that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this press release or the fourth quarter earnings call involve risks and uncertainties and are subject to change based on various factors, many of which are beyond our control. Accordingly, our future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Words such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “planned,” “potential” and any similar expressions may identify forward-looking statements. Risks associated with the following factors, among others, in some cases have affected and in the future could affect our financial performance and actual results and could cause actual results to differ materially from those expressed or implied in any forward-looking statements included in this press release or the fourth quarter earnings call:

•
general economic conditions, consumer confidence, consumer spending patterns and market disruptions including severe weather conditions, natural disasters, health hazards, terrorist activities, financial crises, political crises or other major events, or the prospect of these events;

•	the seasonality of our business;

•	the dependence on a high volume of mall traffic and the availability of suitable store locations on appropriate terms;

•	our ability to grow through new store openings and existing store remodels and expansions;

•	our ability to successfully expand into global markets and related risks;

•	our relationships with independent licensees and franchisees;

•	our direct channel businesses;

•	our failure to protect our reputation and our brand images;

•	our failure to protect our trade names, trademarks and patents;

•	the highly competitive nature of the retail industry generally and the segments in which we operate particularly;

•	consumer acceptance of our products and our ability to keep up with fashion trends, develop new merchandise and launch new product lines successfully;

•	our ability to source, distribute and sell goods and materials on a global basis, including risks related to:

•	political instability;

•	duties, taxes and other charges;

•	legal and regulatory matters;

•	volatility in currency exchange rates;

•	local business practices and political issues;

•	potential delays or disruptions in shipping and transportation and related pricing impacts;

•	disruption due to labor disputes; and

•	changing expectations regarding product safety due to new legislation;

VICTORIA'S SECRET / BATH & BODY WORKS / PINK / LA SENZA / HENRI BENDEL
Three Limited Parkway Columbus, OH 43230 www.LB.com

•	fluctuations in foreign currency exchange rates;

•	stock price volatility;

•	our failure to maintain our credit rating;

•	our ability to service or refinance our debt;

•	our ability to retain key personnel;

•	our ability to attract, develop and retain qualified employees and manage labor-related costs;

•	the inability of our manufacturers to deliver products in a timely manner and meet quality standards;

•	fluctuations in product input costs;

•	fluctuations in energy costs;

•	increases in the costs of mailing, paper and printing;

•	claims arising from our self-insurance;

•	our ability to implement and maintain information technology systems and to protect associated data;

•	our failure to maintain the security of customer, associate, supplier or company information;

•	our failure to comply with regulatory requirements;

•	tax matters; and

•	legal and compliance matters.
We are not under any obligation and do not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this press release or the fourth quarter earnings call to reflect circumstances existing after the date of this report or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized. Additional information regarding these and other factors can be found in “Item 1A. Risk Factors” in our 2013 Annual Report on Form 10-K.
For further information, please contact:

L Brands:
Investor Relations	Media Relations
Amie Preston	Tammy Roberts Myers
(614) 415-6704	(614) 415-7072
apreston@lb.com	communications@lb.com

VICTORIA'S SECRET / BATH & BODY WORKS / PINK / LA SENZA / HENRI BENDEL
Three Limited Parkway Columbus, OH 43230 www.LB.com

L BRANDS
FOURTH QUARTER 2014

Comparable Store Sales Increase (Decrease):

	Fourth Quarter 2014	Fourth Quarter 2013	Year 2014	Year 2013

Victoria's Secret Stores[1]	4%	2%	3%	2%
Bath & Body Works[1]	8%	(1%)	6%	1%
L Brands	6%	1%	4%	2%
Victoria's Secret Direct Sales	(2%)	(1%)	(1%)	(3%)

1 - Results include company-owned stores in the United States and Canada.

Total Sales (Millions):

	Fourth Quarter 2014	Fourth Quarter 2013	Year 2014	Year 2013

Victoria's Secret Stores[1]	$1,914.2	$1,797.7	$5,700.2	$5,368.1
Victoria's Secret Direct	492.1	504.5	1,507.4	1,516.1
Total Victoria's Secret	$2,406.3	$2,302.2	$7,207.6	$6,884.2
Bath & Body Works[1]	$1,276.7	$1,180.8	$3,047.8	$2,867.3
Bath & Body Works Direct	127.3	101.6	301.8	250.6
Total Bath & Body Works	$1,404.0	$1,282.4	$3,349.6	$3,117.9
VS & BBW International[2]	$105.5	$75.3	$335.9	$221.8
Other[3]	$152.9	$158.3	$561.0	$549.3
L Brands	$4,068.7	$3,818.2	$11,454.1	$10,773.2

1 - Results include company-owned stores in the United States and Canada.
2 - Results include retail sales from company-owned stores outside of the United States and Canada, royalties associated with franchised stores and wholesale sales.
3 - Results include La Senza, Henri Bendel and Mast external sales.

VICTORIA'S SECRET / BATH & BODY WORKS / PINK / LA SENZA / HENRI BENDEL
Three Limited Parkway Columbus, OH 43230 www.LB.com

Total Company-Owned Stores:

	Stores			Stores
	Operating			Operating
	at 2/1/14	Opened	Closed	at 1/31/15

Victoria's Secret U.S.	977	12	(6)	983
PINK U.S.	83	33	(1)	115
Victoria's Secret Canada	24	7	—	31
PINK Canada	10	—	—	10
Total Victoria's Secret	1,094	52	(7)	1,139

Bath & Body Works U.S.	1,559	14	(15)	1,558
Bath & Body Works Canada	79	10	(1)	88
Total Bath & Body Works	1,638	24	(16)	1,646

Victoria's Secret U.K.	5	3	—	8
PINK U.K.	—	2	—	2
Henri Bendel	29	—	—	29
La Senza Canada	157	—	(12)	145
Total L Brands Stores	2,923	81	(35)	2,969

Total Franchise Stores:

	Stores			Stores
	Operating			Operating
	at 2/1/14	Opened	Closed	at 1/31/15

Victoria's Secret Beauty & Accessories	198	99	(7)	290
Victoria's Secret International	4	9	—	13
PINK International	—	1	—	1
BBW International	55	26	(1)	80
La Senza International	331	6	(71)	266
Total Franchise Stores	588	141	(79)	650

VICTORIA'S SECRET / BATH & BODY WORKS / PINK / LA SENZA / HENRI BENDEL
Three Limited Parkway Columbus, OH 43230 www.LB.com

L BRANDS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
THIRTEEN WEEKS ENDED JANUARY 31, 2015 AND FEBRUARY 1, 2014
(Unaudited)
(In thousands except per share amounts)

	2014	2013
Net Sales	$4,068,685	$3,818,202
Costs of Goods Sold, Buying and Occupancy	(2,233,914)	(2,175,897)
Gross Profit	1,834,771	1,642,305
General, Administrative and Store Operating Expenses	(877,818)	(778,844)
Operating Income	956,953	863,461
Interest Expense	(77,744)	(82,220)
Other Income	337	5,550
Income Before Income Taxes	879,546	786,791
Provision for Income Taxes	314,733	297,171
Net Income	$564,813	$489,620

Net Income Per Diluted Share	$1.89	$1.65

Weighted Average Shares Outstanding	299,040	297,018

L BRANDS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
FIFTY-TWO WEEKS ENDED JANUARY 31, 2015 AND FEBRUARY 1, 2014
(Unaudited)
(In thousands except per share amounts)

	2014	2013
Net Sales	$11,454,078	$10,773,199
Costs of Goods Sold, Buying and Occupancy	(6,646,427)	(6,344,149)
Gross Profit	4,807,651	4,429,050
General, Administrative and Store Operating Expenses	(2,854,531)	(2,685,576)
Operating Income	1,953,120	1,743,474
Interest Expense	(324,042)	(314,402)
Other Income	6,653	16,793
Income Before Income Taxes	1,635,731	1,445,865
Provision for Income Taxes	593,771	542,844
Net Income	$1,041,960	$903,021

Net Income Per Diluted Share	$3.50	$3.05

Weighted Average Shares Outstanding	297,960	296,055

VICTORIA'S SECRET / BATH & BODY WORKS / PINK / LA SENZA / HENRI BENDEL
Three Limited Parkway Columbus, OH 43230 www.LB.com